UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 25, 2006

ENERGY CONVERSION DEVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8403	38-1749884
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2956 Waterview Drive, Rochester Hills, MI	48309
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 293-0440

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 25, 2006, the Board of Directors of Energy Conversion Devices, Inc. (“ECD Ovonics”), acting upon the recommendation of its Corporate Governance and Nominating Committee, approved the appointment of Messrs. Pasquale Pistorio and George A. Schreiber, Jr. as members of the Board of Directors. With the appointment of Messrs. Pistorio and Schreiber, ECD Ovonics Board of Directors has eight members, six of whom are independent directors. A copy of the press release announcing the appointment is filed as Exhibit 99.1 to this report.

Item 5.03	Amendments to Bylaws

On September 25, 2006, the Board of Directors of ECD Ovonics amended Article VIII of the Company's bylaws increasing the maximum number of directors to eight. A copy of the Amendment is filed as Exhibit 3.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

3.1	Amendment to article VIII of the Bylaws.

99.1	Press release of Energy Conversion Devices, Inc. dated September 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By:	/s/ Ghazaleh Koefod
Corporate Secretary

Date: September 26, 2006

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to article VIII of the Bylaws.

99.1	Press release Energy Conversion Devices, Inc. dated September 26, 2006